Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact:     Paul Surdez (investors) - +1 336-436-5076
Investor@labcorp.com

Pattie Kushner (media) - +1 336-436-8263
Media@labcorp.com

Media Europe and Asia Pacific:
Sabine Schneider Nash - +41798236706
Sabine.SchneiderNash@labcorp.com

Company Information: www.labcorp.com

358 South Main Street
Burlington, NC 27215
Telephone: (336) 584-5171

Covance Receives Frost & Sullivan Asia Pacific CRO
Growth Excellence Leadership Award Three Years Running

BURLINGTON, NC, October 12, 2016 - Laboratory Corporation of America® Holdings (LabCorp®) (NYSE: LH) announced today that Covance Drug Development (“Covance”) has been awarded the 2016 Frost & Sullivan Asia Pacific CRO Growth Excellence Leadership Award. Covance has received this significant recognition for three consecutive years for its continuing efforts to expand the scope of drug development services it provides in the growing Asia Pacific region.

To better meet its customers’ growing demand for high quality diagnostics and drug development services, Covance has continued to strengthen its infrastructure, increase its capacity and expand its workforce in Asia Pacific. These efforts have included the opening of a new clinical development services office in Osaka, Japan and considerably increasing the testing capabilities and capacity in its central laboratory in Singapore as well as other parts of Asia Pacific. The Company has shown robust growth across the Asia Pacific region and has successfully tailored its strategy to suit local conditions in the rapidly growing CRO market.

“Covance is recognized as one of the top CROs in Asia-Pacific with its excellent service proposition that emphasizes performance, global expertise and experience and responding to increased client demand,” said Sanjeev Kumar, consultant in Frost & Sullivan’s APAC Healthcare Practice. “The Company has created a strong brand perception in the minds of its customers, resulting in several long term partnerships and alliances. Its ability to address under-served needs and implement best-in-class strategies allows Covance to expand its customer portfolio. With its strong overall business performance, Covance (Asia) Pte Ltd has earned the 2016 Frost & Sullivan Asia Pacific CRO Growth Excellence Leadership Award.”

“Covance has received this prestigious award for the third consecutive year demonstrating our strong commitment to be the partner of choice for our clients in Asia Pacific,” said John Ratliff, chief executive officer, Covance. “The award recognizes the breadth of our expertise and the unique solutions we offer our clients to allow them to access our regional capabilities and a pathway to the wider global markets. We will continue to invest in our people and capabilities in the region and in rapidly developing areas such as oncology, rare and orphan diseases and companion diagnostics to help improve the health and lives of patients in Asia Pacific and around the globe.”

About the 2016 Frost & Sullivan Asia Pacific Best Practices Awards
Now in its ninth consecutive year, the Frost & Sullivan Asia Pacific Best Practices Awards recognize best-in-class companies across industries for demonstrating outstanding achievement and superior performance in areas such as leadership, technological innovation, customer service and strategic product development. This program has identified many outstanding companies from the Automotive, Energy, Building & Environment industries to the Healthcare, Information Communication Technologies and Logistics sectors in Asia Pacific. Frost & Sullivan industry analysts compare market participants and measure performance through in-depth interviews, analysis, and extensive secondary research in order to identify best practices in the industry.

About LabCorp®
Laboratory Corporation of America® Holdings (NYSE: LH), an S&P 500 company, is the world’s leading healthcare diagnostics company, providing comprehensive clinical laboratory and end-to-end drug development services. With a mission to improve health and improve lives, LabCorp delivers world-class diagnostic solutions, brings innovative medicines to patients faster and develops technology-enabled solutions to change the way care is provided. With net revenue in excess of $8.5 billion in 2015, LabCorp’s 50,000 employees serve clients in 60 countries. To learn more about LabCorp, visit www.labcorp.com, and to learn more about Covance Drug Development, visit www.covance.com.

Forward-Looking Statements
This press release contains forward-looking statements including with respect to estimated 2016 guidance and the impact of various factors on operating results. Each of the forward-looking statements is subject to change based on various important factors, including without limitation, competitive actions in the marketplace, adverse actions of governmental and other third-party payers and the results from the Company’s acquisition of Covance. Actual results could differ materially from those suggested by these forward-looking statements. Further information on potential factors that could affect LabCorp’s operating and financial results is included in the Company’s Form 10-K for the year ended December 31, 2015, and subsequent Forms 10-Q, including in each case under the heading risk factors, and in the Company’s other filings with the SEC, as well as in the risk factors included in Covance’s filings with the SEC. The information in this press release should be read in conjunction with a review of the Company’s filings with the SEC including the information in the Company’s Form 10-K for the year ended December 31, 2015, and subsequent Forms 10-Q, under the heading MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

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